UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As announced in a press release and Form 8-K filed earlier today by Opexa Therapeutics, Inc., a company developing a novel T-cell immunotherapy for multiple sclerosis, effective August 6, 2009, Opexa entered into an exclusive agreement with Novartis for the further development of  Opexa’s novel stem cell technology.  As a result of payments due under this agreement, Opexa now believes that it is in compliance with the $2.5 million stockholders’ equity requirement for continued listing on The NASDAQ Capital Market.  Opexa is awaiting confirmation from NASDAQ that it has been deemed in compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

DATE:	August 7, 2009